UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2019

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware, 19899

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($.01 par value)	CC	New York Stock Exchange

Item 5.07Submission of Matters to a Vote of Security Holders.

The Chemours Company held its annual meeting of shareholders on April 30, 2019 (the “Annual Meeting”).

At the Annual Meeting, shareholders voted:

•	in favor of the election of all eight director nominees;
•	in favor of the advisory “say-on-pay” vote;
•	in favor of ratifying PricewaterhouseCoopers LLP; and
•	against the shareholder proposal.

The final voting results were as follows:

Proposal 1 – Election of Directors to Serve One-Year Terms Expiring at the Annual Meeting of Shareholders in 2020

Nominee	For	Against	Abstain	Total	Broker Non-Votes
Curtis V. Anastasio	128,495,713 (99.36%)	521,334	313,350	129,330,397	22,596,043
Bradley J. Bell	127,559,273 (98.63%)	1,460,772	310,353	129,330,398	22,596,042
Richard H. Brown	128,630,717 (99.46%)	381,990	317,691	129,330,398	22,596,042
Mary B. Cranston	127,436,310 (98.54%)	1,555,634	338,458	129,330,402	22,596,038
Curtis J. Crawford	126,524,666 (97.83%)	2,489,399	316,330	129,330,395	22,596,045
Dawn L. Farrell	127,605,954 (98.67%)	1,416,176	308,273	129,330,403	22,596,037
Sean D. Keohane	127,660,240 (98.71%)	1,368,111	302,052	129,330,403	22,596,037
Mark P. Vergnano	128,675,778 (99.49%)	339,681	314,939	129,330,398	22,596,042

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Total	Broker Non-Votes
122,836,702 (94.98%)	5,914,855	578,827	129,330,384	22,596,056

Proposal 3 – Ratification of Selection of PricewaterhouseCoopers LLP for Fiscal Year 2019

For	Against	Abstain	Total	Broker Non-Votes
150,960,667 (99.36%)	553,965	411,808	151,926,440	n/a

Proposal 4 – Shareholder proposal for a report on executive compensation

For	Against	Abstain	Total	Broker Non-Votes
5,465,901 (4.23%)	122,015,133	1,849,348	129,330,382	22,596,058

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and
Chief Financial Officer

Date:	May 3, 2019